As filed with the Securities and Exchange Commission on February 12, 2007

                                                     Registration No. 333-139138

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (AMENDMENT NO. 2)

                               SPARE BACKUP, INC.
                               ------------------
                 (Name of small business issuer in its charter)

           DELAWARE                        7371                  23-3030650
           --------                        ----                  ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                             72757 FRED WARING DRIVE
                          PALM DESERT, CALIFORNIA 92260
                                 (760) 779-0251
                          -----------------------------
          (Address and telephone number of principal executive offices)

                                  SAME AS ABOVE
                                  -------------
(Address of principal place of business or intended principal place of business)

                                MR. CERY B. PERLE
                               SPARE BACKUP, INC.
                             72757 FRED WARING DRIVE
                          PALM DESERT, CALIFORNIA 92260
                                 (760) 779-0251
                          -----------------------------
            (Name, address and telephone number of agent for service)

                                 with a copy to:
                            JAMES M. SCHNEIDER, ESQ.
                       SCHNEIDER WEINBERGER & BEILLY, LLP
                          2200 CORPORATE BOULEVARD N.W.
                                    SUITE 210
                            BOCA RATON, FLORIDA 33431
                            TELEPHONE (561) 362-9595
                            TELECOPIER (561) 362-9612

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                              EXPLANATORY PARAGRAPH

         This pre-effective amendment number 2 to the Registration Statement on Form SB-2, SEC File No. 333-139138, is being filed with the Securities and Exchange Commission solely for the purpose of filing a replacement Exhibit
10.18. Portions of the original Exhibit 10.18, Standard Services Agreement and Statement of Work with Hewlett-Packard Company as previously filed, were omitted and marked with a [_] and separately filed with the Securities and Exchange Commission with a request for confidential treatment. We are withdrawing our request for confidential treatment and are, accordingly, filing a replacement
Exhibit 10.18 which contains all information previously redacted.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27. EXHIBITS.

2.1      Acquisition Agreement and Plan of Merger(3)
2.2      Agreement and Plan of Merger(4)
3.1      Certificate of Incorporation(1)
3.2      By-Laws (1)
3.3      Certificate of Incorporation, as amended(2)
3.4      Certificate of Amendment to the Certificate of Incorporation(5)
3.5      Certificate of Amendment to the Certificate of Incorporation (9)
3.6 Certificate of Ownership merging Spare Backup, Inc. into Newport International Group, Inc. (22)
4.1      Form of 8% promissory note (12)
4.2      Form of 10% secured note (9)
4.3 Form of Investor Warrant to Purchase Common Stock issued with 8% promissory note (12)
4.4      Form of Common Stock Purchase Warrant issued with 10% secured note (12)
4.5 Form of Common Stock Purchase Warrant issued to Robinson Reed Inc. and First Capital Holdings International, Inc.(12)
4.6      Form of $0.75 Investor Warrant (12)
4.7 $275,000 principal amount convertible promissory debenture dated March 31, 2005 issued to Jenelle Fontes (11).
4.8 $300,000 principal amount convertible promissory debenture dated March 31, 2005 issued to Curtis Lawler (11)
4.9 Common stock purchase warrant issued March 31, 2005 to purchase 256,667 shares of common stock issued to Jenelle Fontes (11)
4.10 Common stock purchase warrant issued March 31, 2005 to purchase 280,000 shares of common stock issued to Curtis Lawler (11)
4.11     Form of $1.30 common stock purchase warrant (14)
4.12 Form of common stock purchase warrant issued to Langley Park Investment Trust, PLC (19)
4.13     Form of $0.40 common stock purchase warrant **
4.14 Form of placement agent warrant issued to Brookstreet Securities Corporation **
4.15     Option to Purchase Common Stock issued to Wolfe Axlerod Weinberger **
4.16     Option to Purchase Common Stock issued to The Sterling Group **
5.1      Opinion of Schneider, Weinberger & Beilly LLP **
10.1     2002 Stock Option and Stock Award Plan (16)
10.2     Lease for principal executive offices (12)
10.3     Stock Purchase Agreement with Langley Park Investment Trust PLC (10)
10.4     Escrow Agreement with Langley Park Investment Trust PLC(12)
10.5     Employment Agreement with Cery B. Perle (12)
10.6     Common Stock and Warrant Purchase Agreement dated as of August 27, 2004
         (10)
10.7     Registration Rights Agreement dated as of August 27, 2004 (10)
10.8 Amendment No. 1 to Common Stock and Warrant Purchase Agreement dated as of November 2, 2004 (10)

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

10.9 Settlement Agreement and Release between Newport International Group, Inc., Robinson Reed, Inc., First Capital Holdings International, Inc., Continental Blue Limited and E-Holdings, Inc. (12)
10.10    Finder's Fee Agreement with E-Holdings, Inc. (12)
10.11    Supplier Agreement with CompUSA (13)
10.12 Form of Settlement Agreement between Newport International Group, Inc, Robinson Reed, Inc. and First Capital Holdings International, Inc. (15)
10.13    Amendment No. 1 to the 2002 Stock Option and Stock Award Plan (7)
10.14    Form of Repurchase Agreement with Langley Park Investment Trust PLC
         (19)
10.15 Form of Amendment to Escrow Agreement with Langley Park Investment Trust PLC (19)
10.16    Amendment No. 2 to the 2002 Stock Option and Stock Award Plan (20)
10.17 Customer Technical Support Services Agreement with Circuit City Stores, Inc. (21)
10.18 Standard Services Agreement and Statement of Work with Hewlett-Packard Company *
10.19    Form of Investors' Rights Agreement **
14.1 Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers (12)
16.1     Letter from Rachlin Cohen & Holtz LLP (6)
16.2     Letter from Berkovitz, Lago & Company, LLP (8)
21.1     Subsidiaries of the registrant (12)
23.1     Consent of Sherb & Co., LLP **
23.2     Consent of Schneider Weinberger & Beilly LLP (included in Exhibit
         5.1)**

*        filed herewith
**       previously filed.

(1) Incorporated by reference to the Form 10-SB as filed with the SEC on May 10, 2000.
(2) Incorporated by reference to the Report on Form 8-K as filed with the SEC on February 5, 2001.
(3) Incorporated by reference to the Report on Form 8-K filed with the SEC on November 6, 2000.
(4) Incorporated by reference to the Report on Form 8-K filed with the SEC on February 13, 2004.
(5)      Incorporated by reference to the definitive Information Statement on
         Schedule 14C as filed with the SEC on November 14, 2003.
(6) Incorporated by reference to the Report on Form 8-K as filed with the SEC on June 3, 2003.
(7) Incorporated by reference to the registration statement on Form S-8 as filed with the SEC on August 8, 2004. (8) Incorporated by reference to the Report on Form 8-K as filed with the SEC on December 16, 2004.
(9) Incorporated by reference to the quarterly report on Form 10-QSB for the three and six months ended June 30, 2004.
(10) Incorporated by reference to the quarterly report on Form 10-QSB for the three and nine months ended September 30, 2004.
(11) Incorporated by reference to the Report on Form 8-K as filed with the SEC on May 5, 2005.
(12) Incorporated by reference to the registration statement on Form SB-2, as amended, file number 333-123096, as declared effective on May 19, 2005.
(13) Incorporated by reference to the Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2005. Portions of this agreement have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

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

(14) Incorporated by reference to the registration statement on Form SB-2, SEC file number 333-128980, as amended, as declared effective by the SEC on November 14, 2005.
(15) Incorporated by reference to the Report on Form 8-K as filed with the SEC on December 15, 2005.
(16) Incorporated by reference to the Registration Statement on Form S-8, SEC File No. 333-98229, as filed on August 16, 2002.
(17) Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-128980, as amended.
(18) Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-123096, as amended.
(19) Incorporated by reference to the Current Report on Form 8-K as filed on May 31, 2006.
(20) Incorporated by reference to the Current Report on Form 8-K as filed on June 6, 2006.
(21) Incorporated by reference to the Current Report on Form 8-K as filed on August 18, 2006. Portions of this agreement have been omitted and marked with a [_] and separately filed with the Securities and Exchange Commission with a request for confidential treatment.
(22) Incorporated by reference to the Current Report on Form 8-K as filed on August 16, 2006.

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

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Desert, State of California on February 12, 2007.

                                        Spare Backup, Inc.

                                        By: /s/ Cery B. Perle
                                            ------------------
                                        Cery B. Perle, Chief Executive Officer,
                                        President, and Director,
                                        principal executive officer and
                                        principal financial and accounting
                                        officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                           DATE
     ---------                        -----                           ----

/s/ Cery B. Perle       President, Chief Executive Officer,    February 12, 2007
-----------------       director, principal executive officer
Cery B. Perle           and principal financial and accounting
                        officers

/s/ Edward L. Hagan     Secretary and director                 February 12, 2007
-------------------
Edward L. Hagan

/s/ Richard Galterio    Director                               February 12, 2007
--------------------
Richard Galterio


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